UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

JAWS MUSTANG ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39975	98-1564586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fourth of one redeemable warrant	JWSM.U	New York Stock Exchange
Class A ordinary shares included as part of the Units	JWSM	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	JWSM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by JAWS Mustang Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statement and Related Audit Report.

On December 16, 2021, the Company’s management (the “Management”) and the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued (i) audited balance sheet as of February 4, 2021 (the "Post IPO Balance Sheet"), as initially reported as revised in the Company’s Form 10-Q for the quarterly period ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2021 (“Q1 Form 10-Q”) and previously reported as revised in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 12, 2021 (the “Q3 Form 10-Q”); (ii) unaudited interim financial statements for the quarterly period ended March 31, 2021, initially reported in the Q1 Form 10-Q and previously reported as revised in the Q3 Form 10-Q; and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 5, 2021 (collectively, the “Affected Periods”), should no longer be relied upon. Since the Company’s initial public offering (“IPO”), the Company has considered the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Upon further analysis, Management has determined that the Class A ordinary shares issued during the IPO and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, Management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value.

The restatement does not have an impact on the Company's cash position and cash held in the trust account established in connection with the IPO. The Company’s Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with WithumSmith+Brown, PC.

As such, the Company will restate its financial statements for the Affected Periods in future filings, as described therein.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and investments held in its trust account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2021	JAWS MUSTANG ACQUISITION CORPORATION

	By:	/s/ Andrew Klaber
Name: Andrew Klaber
Title: Chief Executive Officer